UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K/A

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 4, 2005

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CAPCO ENERGY, INC.

_________________________________________________________________________________

(Exact name of registrant specified in charter)

Colorado	0-10157	84-0846529
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5555 San Felipe, Suite 725

Houston, Texas  77056

(Address of principal executive offices)  (Zip Code)

(713) 622-5550
(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory note:  This amendment no. 1 is being filed to furnish two exhibits under Item 9.01.  All other items remain unchanged from the Registrant’s Current Report on Form 8-K filed May 12, 2005.

Item 2.01  Completion of Acquisition or Disposition of Assets

On May 4, 2005, Capco Energy, Inc. (the "Company") closed on the acquisition of producing properties located in St. Bernard Parish, Louisiana, and Chandeleur Area, OCS Blocks 27, 29 and 30 from Manti Resources, Inc. and associated parties.  The acquired property interests, with working interests ranging from 14% to 100%, include 11 producing wells and approximately 13,300 gross acres.  The acquisition price of $20.0 million was funded by a cash deposit of $1.0 million paid by the Company, cash flow credited from production of the acquired interests, and a cash payment from the Company’s joint venture partner in the acquisition as discussed below.

On May 4, 2005, the Company closed on a joint venture arrangement with Hoactzin Partners, L.P., (“Hoactzin”) an oil and gas investment affiliate of New York based investment firm Dolphin Asset Management Corp.  The Company contributed to the joint venture the properties acquired from Manti Resources, Inc., its interests in High Island Block 196 which were acquired in February 2005, a portion of its interests in producing wells in Brazos Block in Texas state waters, and a portion of its interest in the OCS Galveston Block 297 well currently being drilled by the Company.

Hoactzin had previously provided funding in the amount of $4.9 million for the acquisition of the High Island Block 196 property and had advanced $1.5 million for the pending acquisition of the other property interests from the Company.  The total indebtedness of $6.4 million owed by the Company to Hoactzin was eliminated by the Company’s contribution of the underlying property interests to the joint venture.

The joint venture arrangement is governed under the terms of a Management Agreement between the parties.  Hoactzin will own and retain all cash flow from the properties until their investment is returned, at which time the Company will receive a 66.7% economic interest in the properties.  The Company will also retain an option to repurchase the remaining 33.3% interest from Hoactzin.

Item 3.02  Unregistered Sales of Securities

In connection with the closing of the joint venture arrangement with Hoactzin, the Company issued a series of common stock purchase warrants (“Warrants”) to Hoactzin.  The Warrants are exercisable into a total of 24,226,181 shares of the Company’s common stock at initial exercise prices ranging from $0.176 to $0.30, subject to adjustment pursuant to the anti-dilution provisions set forth in the Warrants, and expire five (5) years from date of issuance.  The Warrants may be exercised upon payment of cash, exchanged for the Company’s common stock, or applied as a credit against the Aggregate Investment Amount, as that term is defined in the agreements.  The complete terms of the Warrants are set forth in the form of Warrant attached as an exhibit hereto.

Item 9.01    Financial Statements and Exhibits

(a)

Financial Statements – not applicable

(b)

Proforma Financial Information – not applicable

(c)

Exhibits

4.1

Form of Warrant  (Filed herewith).

10.1

Asset Purchase Agreement by and among Manti Resources, Inc. et al and Capco Offshore, Inc. dated March 15, 2005. (Incorporated by reference to Exhibit 10.15 to Registrant’s Form 10-KSB for year ended December 31, 2004, filed May 11, 2005.)

10.2

Purchase and Sale Agreement between Capco Offshore, Inc. as seller and Hoactzin Partners, L.P., as buyer dated May 4, 2005 (Filed herewith).

10.3

Management Agreement by and between Hoactzin Partners, L.P., Capco Energy, Inc. and Capco Offshore, Inc., dated May 4, 2005 *

*Previously filed

SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this amended Report to be signed on its behalf by the undersigned, hereunto duly authorized.

CAPCO ENERGY, INC.

Dated: May 16, 2005

By:/s/ Ilyas Chaudhary

Ilyas Chaudhary

Chief Executive Officer

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